Exhibit 23.3

20/F, Kerry Plaza Tower 3, 1-1 Zhongxinsi Road, Futian District

Shenzhen 518048, Guangdong, PRC

Tel: +86 755 3680 6500 Fax: +86 755 3680 6599

Beijing · Shanghai · Shenzhen · Hong Kong · Haikou · Wuhan · Singapore · New York

www.hankunlaw.com

January 28, 2025

To:	QMSK Technology Co., Ltd (the “Company”)

Room 405, SIIC T6, 495 Xianggang East Road, Laoshan District,

Qingdao, Shandong Province, China

086 15552223924

Dear Sirs or Madams:

We understand that the Company is filing a registration statement on Form F-1 (including all amendments or supplements thereto (the “Registration Statement”), with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Company’s proposed public offering of up to 1,500,000 shares of Ordinary Shares (or 1,725,000 Ordinary Shares if the underwriter exercises its over-allotment option in full) (the “Ordinary Share”) of the Company and the proposed listing of the Ordinary Share on the NASDAQ Capital Market.

We hereby consent to the use of this letter in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our firm in such Registration Statement.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES